Exhibit 10.40

SERVICES CONTRACT	ДОГОВОР ОБ ОКАЗАНИИ
No. VERAZ-sub-2005	УСЛУГ № VERAZ-sub-2005

This Services Contract (hereinafter referred to as the “Contract”) is made in Moscow, Russia on October 13, 2005 by and between:	Настоящий Договор об оказании услуг (далее – «Договор») заключен в г. Москве «13» октября 2005 года между:

Veraz Networks, Ltd, a legal entity formed and existing under the laws of Israel, hereinafter referred to as “Contractor”, represented by Israel Zoar, General Director,	“Вераз Нетворкс Лимитед”, юридическим лицом, зарегистрированным и действующим в соответствии с законодательством Израиля, далее «Подрядчик», в лице г-на Израеля Зоара, Генерального директора

and	и

LLC ECI Telecom 2005, a legal entity formed and existing under the laws of Russian Federation, hereinafter referred to as “Client”, represented by Amos Lahat, acting pursuant to Charter.	ООО “ЕСИ Телеком 2005”, юридическим лицом, зарегистрированным и действующим в соответствии с законодательством Российской Федерации, далее «Заказчик», в лице Амоса Лахата, действующим на основании Устава.

WHEREAS the Client conducts sales of installation and maintenance services of telecommunication equipment, developed and manufactured by the Contractor (hereinafter referred to as the “Products”) to its customers in Russia; While, in executing such post distribution support services in connection with Products is provided by the Contractor;
ПОСКОЛЬКУ Заказчик осуществляет продажи клиентам в России услуг по пуско-наладке и сервисному обслуживанию телекоммуникационного оборудования, разработанного и произведенного Подрядчиком (далее «Оборудование»); Наряду с этим, Подрядчик предоставляет услуги по послепродажной поддержке Оборудования;

WHEREAS the Contractor provides post distribution support services to the Client with respect to sales of the Products;	ПОСКОЛЬКУ Подрядчик обеспечивает послепродажную поддержку Оборудования реализованного клиентам Заказчика;

NOW, THEREFORE, in consideration of the premises set forth above and mutual covenants contained herein,	С УЧЕТОМ ВЫШЕИЗЛОЖЕННОГО, в отношении указанных выше вводных положений и изложенных далее взаимных обязательств,

The Parties hereby agree as follows:	Стороны заключили соглашение о нижеследующем:

ARTICLE 1 DEFINITIONS	СТАТЬЯ 1 ОПРЕДЕЛЕНИЯ

a) Contract means this Contract including all Appendices and all Assignments thereof;	a) Договор означает настоящий Договор включая все прилагающиеся к нему Приложения и Задания;

b) Assignment means document supplementing this Contract where terms of services, payment and a timetable are determined;	б) Задание означает документ, прилагающийся данному Договору с указанием условия оказания услуг, оплаты и графиком времени для оказания услуг;

c) Client means LLC ECI Telecom 2005;	в) Заказчик означает “ООО ЕСИ Телеком 2005”;

d) Telecommunication Equipment means equipment manufactured by Veraz Networks Ltd. And its subsidiaries, and distributed in the territory of Russian Federation;	г) Телекоммуникационное оборудование означает оборудование, произведенное “Вераз Нетворкс Лимитед” и его дочерних компаний, и реализованное на территории Российской Федерации;

e) LLC Veraz Networks Ltd. means the legal entity formed and existing under the laws of Israel and located at 30 Hasivim St. Petah Tikva, 49133 Israel;	д) “Вераз Нетворкс Лимитед” означает юридическое лицо, зарегистрированное и действующее в соответствии с законодательством Израиля находящееся по адресу Хасивим 30, Пета Тиква, 49133, Израиль;

f) LLC ECI Telecom 2005 means the legal entity formed and existing under the laws of Russian Federation and located at 115035, Moscow, Sadovnicheskaya nab. 77, bld. 1	е) “ООО ЕСИ Телеком 2005” означает юридическое лицо, зарегистрированное и действующее в соответствии с законодательством Российской Федерации находящееся по адресу: 115035, г. Москва, Садовническая наб., д. 77, стр.1;

g) Remuneration means amount of consideration to be paid by Client (ECI Telecom 2005) to Contractor (Veraz Networks Ltd) for services provided hereunder by Contractor (Veraz Networks, Ltd.) to Client (ECI Telecom 2005) or to Customers, which amount is defined in the Assignment;
ж) Оплата означает сумма платежа, оплачиваемая Заказчиком (ЕСИ Телеком 2005) Подрядчику (“Вераз Нетворкс Лимитед”) за услуги, предоставленные Подрядчиком (Вераз Нетворкс Лимитед) Заказчику (“ЕСИ Телеком 2005”) или клиенту, сумма которого определяется в Задании к настоящему Договору;

h) Effective Date means the date of signing current Contract;	и) Дата вступления Договора в силу означает дата подписания данного Договора;

i) US Dollars means the lawful currency of the United States of America	к) Доллар США означает законное средство платежа на территории Соединенных Штатов Америки.

1.1 Any reference in this Contract to a “Party” shall mean either Veraz Networks Ltd. or LLC ECI Telecom 2005 and any reference to the “Parties” shall mean both Veraz Networks Ltd. and LLC ECI Telecom 2005.
1.1 Под выражением «Сторона» в настоящем Договоре следует понимать либо “Вераз Нетворкс Лимитед”, либо “ООО ЕСИ Телеком 2005”, и под выражением «Стороны» следует понимать “Вераз Нетворкс Лимитед” и “ООО ЕСИ Телеком 2005”.

ARTICLE 2 SUBJECT MATTER OF THE CONTRACT	СТАТЬЯ 2 ПРЕДМЕТ ДОГОВОРА

2.1 Upon the terms and subject to the conditions of this Contract, the Contractor shall provide the Client with a package of post distribution Product support services (hereinafter referred to as the “Services”) including but not limited to the following:
2.1 Подрядчик на основании и в соответствии с условиями настоящего Договора обязуется предоставить Заказчику комплекс услуг по послепродажному обслуживанию Оборудования (далее «Услуги»), включая, но не ограничиваясь следующим:

2.1.1 Post warranty telephone consultations	2.1.1 Послегарантийные телефонные консультации

2.1.1.1 The Contractor shall provide technical support by means of telephone consultation in connection with the Products purchased by the Client’s customers on twenty four hours seven days a week basis.
2.1.1.1 Подрядчик обязуется предоставлять техническую поддержку в отношении Оборудования приобретенного клиентами Заказчика на круглосуточной основе в течение двадцати четырех часов в сутки семь дней в неделю.

2.1.1.2 The Contractor shall ensure operator’s reply in the form of technical support to Client’s customers calls.	2.1.1.2 Подрядчик обязуется обеспечить ответ операторов в форме технической поддержки звонков клиентов Заказчика.

2.1.2 Post warranty Remote access to the Client’s customers equipment.	2.1.2 Послегарантийное удаленное подключение к Оборудованию клиентов Заказчика.

2.1.2.1 Upon the Client’s request the Contractor shall provide remote access to the Client’s customer software for the purpose of diagnostics and repair.	2.1.2.1 По требованию клиента Подрядчик обязуется обеспечить удаленное подключение к программному обеспечению клиентов Заказчика для целей диагностики и ремонта.

2.1.2.2 The Contractor shall provide qualified engineers and tools to solve problems arising in connection to the software.	2.1.2.2 Подрядчик обязуется обеспечить решение проблем в отношении программного обеспечения с помощью квалифицированных инженеров и соответствующих средств.

2.1.3 Contractor’s specialists visits	2.1.3 Выезд специалистов Подрядчика

2.1.3.1 Upon request by the Client’s customer the Contractor shall arrange a qualified specialist visit for the purpose of resolving difficult and non standard problems arising in connection with the use of the Products.
2.1.3.1 По требованию клиентов Заказчика Подрядчик обязуется обеспечить выезд квалифицированных специалистов для целей устранения сложных и нестандартных ситуаций возникающих в процессе пользования Оборудованием.

2.1.4 Post warranty repair of defective cards	2.1.4 Послегарантийный ремонт неисправных плат

2.1.4.1 Contractor undertakes to carry out the repair of the defective cards within turn around time of not more than 35 (thirty five) days from arrival of cards to Israel airport until shipment of the repaired cards by Contractor to Russia (shipment shall be considered completed at the time of landing of the goods in Russia).
2.1.4.1 Подрядчик обязуется выполнить работы по ремонту неисправных плат полностью в течение не более 35 (тридцати пяти) дней с момента прибытия плат в аэропорт Израиля до отправки отремонтированных плат Подрядчиком в Российскую Федерацию (отправка является осуществленной в момент доставки товаров на территорию Российской Федерации).

2.1.4.2 Each Party will be responsible for the costs relating to the shipping of the cards, their customs clearance and all other expenses in the jurisdiction of the relevant Party.	2.1.4.2 Каждая Сторона является ответственной за стоимость отправки карт, таможенной отчистки и иные расходы в стране нахождения этой Стороны.

2.1.5 Training of Client’s customers personnel	2.1.5 Обучение персонала клиентов Заказчика

2.1.5.1 Upon request and within the terms	2.1.5.1 По требованию и в соответствии с

established in the Assignment the Contractor shall arrange specialist visit to the Russian Federation for the purpose of conducting training seminars for Client’s customer’s personnel in connection with the use of the Products.
условиями установленными в Задании к настоящему Договору Подрядчик обязуется обеспечить командировку специалиста в Российскую Федерацию для проведения образовательных семинаров клиентам Заказчика в связи с использованием Оборудования.

2.1.6 Other services provided by the Contractor	2.1.6 Другие услуги предоставляемые Подрядчиком

2.1.6.1 The Contractor shall provide the Client’s customers with any complementary services that may be upon the Client’s request required in connection with the use of the Products.	2.1.6.1 Подрядчик обязуется обеспечить клиентов Заказчика другими услугами в соответствии с дополнительными запросами Заказчика в отношении использования Оборудования.

2.2 Services shall be provided by the Contractor to the Client’s customers on the basis of a corresponding Assignment to the current Contract.	2.2 Услуги должны предоставляются Подрядчиком клиентам Заказчика на основе соответствующего Задания к настоящему Договору.

2.3 Specific Services provided by the Contractor to the Client shall be stipulated in the Assignment to this Contract.	2.3 Предоставляемый Подрядчиком Заказчику вид Услуг должен быть определен в Заданиях к настоящему Договору.

2.4 Assignment shall be agreed upon and signed by the Parties in connection to the Services to be provided by the Contractor to the Client’s customers.	2.4 Задания содержащие условия в отношении Услуг предоставляемых Подрядчиком Заказчику должны быть согласованы и подписаны Сторонами.

2.5 The Assignment shall contain details of the Services to be provided by the Contractor to the Client’s customers within the scope determined in the Article 2.1 above, the amount of remuneration and a timetable for the provision of such Services.
2.5 Задания должны содержать условия предоставления Подрядчиком Услуг клиентам Заказчика в соответствии с положением Статьи 2.1 настоящего Договора, а также сумму оплаты и временной график для оказания Услуг.

2.6 Services determined in the Article 2.1 shall be provided according to the terms determined by the Parties in this Contract, Appendices and Assignments thereof.	2.6 Услуги указанные в Статье 2.1 должны быть предоставлены в соответствии с условиями установленными Сторонами в настоящем Договоре, Приложениях и Заданиях к нему.

ARTICLE 3 PAYMENT	СТАТЬЯ 3 ОПЛАТА

3.1 In payment for the Services, specified in the Article 2.1 the amount of remuneration that shall be paid by the Client to Contractor is determined in the Assignment to the current Contract.	3.1 При оплате за Услуги, в соответствии со Статьей 2.1 сумма оплаты Услуг Подрядчика Заказчиком определяется в Задании к настоящему Договору.

3.2 The amount of remuneration for Services provided by the Contractor to the Client shall be paid against the invoice presented for payment by the Contractor to the Client. The payment shall be made up to 90 (ninety) calendar days of receiving
3.2 Сумма оплаты за Услуги, предоставленные Подрядчиком Заказчику должна быть уплачена в соответствии с выставленным Подрядчиком счетом. Оплата должна быть произведена в течение 90 (девяноста)

the invoice.	календарных дней с момента получения счета.

3.3 The invoice shall identify the particular Services identified in the Article 2.1 of the current Contract that were provided and place where such Services were provided by the Contractor to the Client.
3.3 Счет должен содержать описание предоставленных Услуг в соответствие со Статьей 2.1 настоящего Договора и место оказания Услуг Подрядчиком Заказчику.

3.4 The payment by the Client to Contractor shall be made by wire transfer in US Dollars to the account specified in the Article 13 of the current Contract.	3.4 Оплата Заказчиком осуществляется посредством перевода средств в Долларах США на банковский счет Подрядчика в соответствии со Статьей 13 настоящего Договора.

ARTICLE 4 CONTRACT VALIDITY	СТАТЬЯ 4 СРОК ДЕЙСТВИЯ ДОГОВОРА

4.1 This Contract shall become effective on the Effective Date and remain valid until termination by either Party.	4.1 Настоящий Договор вступает в силу в Дату вступления Договора в силу и действует до его прекращения Сторонами.

ARTICLE 5 RIGHTS AND OBLIGATIONS OF THE PARTIES	СТАТЬЯ 5 ПРАВА И ОБЯЗАННОСТИ СТОРОН

5.1 Contractor’s liability:	5.1 Ответственность Подрядчика:

5.1.1 The Contractor bears responsibility for causing damage to the Products as a result of providing Services as defined in the Article 2.1 of the current Contract above due to the negligence on its part.
5.1.1 Подрядчик несёт ответственность за повреждение Оборудования в период оказания Услуг, определенных в Статье 2.1 настоящего Договора вызванное халатностью со стороны Подрядчика.

5.1.2 The Contractor shall ensure timely and full provision of Services according to the Article 2.1 of the Contract and within the terms of the Assignment agreed upon by the Parties.	5.1.2 Подрядчик обязан обеспечить своевременное и полное предоставление Услуг в соответствии со Статьей 2.1 настоящего Договора и в соответствии с условиями Задания согласованного Сторонами.

5.1.3 Where applicable, according to the terms of the Assignment to the current Contract in case of a breach by the Contractor of the Assignment, the Client shall be entitled to request and Contractor shall remunerate Client of forfeit in the amount of 0,05 % of the cost of the Services for each day of delay but not more than 1 % of the total cost of the Services. Payment of a forfeit does not release the Contractor from its obligations to provide the Services within the scope as identified in the Assignment.
5.1.3 Если применимо, в соответствии с условиями Задания к настоящему Договору, в случае нарушения Подрядчиком условий Задания, Заказчик вправе потребовать, а Подрядчик должен оплатить Заказчику неустойку в размере 0,05% от стоимости Услуг за каждый календарный день задержки, но не более 1% от общей стоимости Услуг. Уплата неустойки не освобождает Подрядчика от предоставления Услуг в полном объёме, оговорённых в Задании.

5.1.4 LIMITATION OF LIABILITY. EXCEPT FOR;
(i) PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE WHICH DIRECTLY RESULTS FROM THE NEGLIGENT OR

INTENTIONALLY WRONGFUL ACTS OR OMISSIONS OF EITHER PARTY;
(ii) DAMAGES RESULTING FROM MISUSE OR MISAPPROPRIATION OF CONTRACTOR’S SOFTWARE OR OTHER INTELLECTURAL PROPERTY RIGHTS; OR
(iii) DAMAGES FOR EITHER PARTY’S FAILURE TO PROTECT THE OTHER’S CONFIDENTIAL OR PROPRIETARY INFORMATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM CONNECTED WITH OR RELATING TO THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING AND SUBJECT TO THE ABOVE IT IS AGREED THAT EACH PARTY’S TOTAL LIABILITY TOWARDS THE OTHER PARTY FOR ANY DAMAGES WHATSOEVER SHALL NOT EXCEED THE TOTAL CHARGES FOR SERVICES PAID OR PAYABLE UNDER THE SPECIFIC ASSIGNMENT RELEVANT TO THE DAMAGE DURING THE RELEVANT CONTRACT YEAR.

5.2 Client’s obligations:	5.2 Ответственность Заказчика:

5.2.1 The Client shall ensure the full and timely payment for Services provided by the Contractor within the terms of the current Contract and Assignment.	5.2.1 Заказчик обязуется, в соответствии с условиями данного Договора и Задания, обеспечить полную и своевременную оплату за Услуги обеспеченные Подрядчиком.

5.2.2 Where applicable, in case of a breach by the Client of the terms of payment for Services as defined in the Article 2.1 of the current Contract, Contractor shall be entitled to request and Client shall remunerate Contractor of forfeit in the amount of 0,05 % of the cost of the Services for each calendar day of delay but not more than 1 % of the total cost of the Services. Payment of a forfeit does not release the Client from its obligations to make the full payment for the Services provided within the scope as identified in the Assignment.
5.2.2 Если применимо, в случае нарушения Заказчиком условий оплаты Услуг определенных а Статье 2.1 настоящего Договора, Подрядчик вправе потребовать, а Заказчик должен оплатить Подрядчику неустойку в размере 0,05% от стоимости Услуг за каждый календарный день задержки, но не более 1% от общей стоимости Услуг. Уплата неустойки не освобождает Заказчика от оплаты Услуг в полном объёме, оговорённых в Задании.

ARTICLE 6 NO PARTNERSHIP	СТАТЬЯ 6 НЕВОЗМОЖНОСТЬ СОЗДАНИЯ ТОВАРИЩЕСТВА

6.1 No aspects of this Contract or any document referred to herein shall make or be interpreted as making either Party a partner or agent of the other Party, nor shall the execution, completion or implementation of this Contract confer on any Party
6.1 Ни одна часть настоящего Договора или другого документа в отношении которого сделана ссылка в настоящем Договоре не должна понимать или трактоваться как уполномочивающая любую из Сторон

hereto any power to bind or impose on the other Party any obligation to any third party other than what follows from the ordinary conduct of sales of the Services hereunder.	действовать в качестве участника товарищества или агента другой Стороны. Исполнение настоящего Договора не наделяет ни одну из Сторон полномочиями и для создания обязательств другой Стороны в отношении третьих лиц кроме как возникающих из обычных условий предоставления Услуг по настоящему Договору.

ARTICLE 7 CONFIDENTIALITY	СТАТЬЯ 7 КОНФИДЕНЦИАЛЬНОСТЬ

7.1 The Parties shall keep secret and confidential:	7.1 Стороны обязуются хранить в тайне:

a) The content of this Contract; and	a) Содержание настоящего Договора; и

b) All data and information acquired or received under this Contract, including without limitation all notices received in relation to this Contract the terms of this Contract and any of the other agreements or documents referred to herein and/or required hereby and touching or concerning the Parties and subject matter to this Contract,
б) Любую информацию, приобретенную или полученную по настоящему Договору включая но, не ограничиваясь извещениями, полученными в отношении настоящего Договора или условий настоящего Договора и любого другого договора или документа, в отношении которого сделана ссылка в настоящем Договоре и/или требуемая настоящим и затрагивающее или в отношении Сторон и предмета Договора.

during the continuance of this Contract and for a period of 5 (five) years thereafter notwithstanding any termination hereof and irrespective of the reason for the termination hereof and neither Party shall divulge any of the same in any manner to any third party for any purpose whatsoever, or in any manner directly or indirectly disclose or in any way hint at the matters referred to herein in any manner which may lead to the drawing by any third party of any inference as to or touching or concerning the subject matter hereof without the prior written consent of the other Party.
в течение срока действия настоящего Договора и в течение 5 (пяти) лет после окончания срока действия Договора; несмотря на любые причины расторжения ни одна из Сторон не должна разглашать вышеуказанное третьим лицам ввиду любых причин или любым методом прямо или косвенно обнародовать или любым способом давать понять о содержании, что позволило бы третьим лицам сделать заключение о предмете настоящего Договора без наличия разрешения другой Стороны.

ARTICLE 8 TERMINATION	ARTICLE 8 ПРЕКРАЩЕНИЕ

8.1 The Parties shall be entitled to terminate this Contract at any time by the mutual written agreement. Such termination thereunder shall not give rise to any liability on the part of either Party.	8.1 Стороны имеют право расторгнуть настоящий Договор в любое время по взаимному письменному согласию. Такое расторжение Договора не является основанием возникновения дополнительных обязательств любой из Сторон.

8.2 Termination of the Contract by written agreement of the Parties shall be initiated by notice issued by one Party to the other at least 30 (thirty) days prior to such termination.	8.2 Процесс расторжение Договора по взаимному письменному согласию Сторон посредством направления предложения о расторжении Договора одной Стороной инициируется другой не позднее 30 (тридцати) дней до момента расторжения.

ARTICLE 9 VARIATIONS	СТАТЬЯ 9 ИЗМЕНЕНИЯ

9.1 This Contract may be varied only by a written document in the form of Appendix to the Contract agreed upon and signed by the both Parties.	9.1 Настоящий Договор может быть изменен только посредством письменного документа в форме Приложения к Договору согласованного и подписанного обеими Сторонами.

ARTICLE 10 DISPUTE RESOLUTION	СТАТЬЯ 10 РАЗРЕШЕНИЕ СПОРОВ

10.1 All the disputes or controversy arising as a result of the current Contract execution shall be settled by way of negotiations between the Parties.	10.1 Стороны обязуются приложить все возможные усилия для разрешения возможных споров и разногласий, возникающих в отношении настоящего Договора путем переговоров.

ARTICLE 11 FORCE MAJEURE	СТАТЬЯ 11 ФОРС-МАЖОР

11.1 Neither Party shall be liable for non- performance or improper performance of any obligation hereunder, if such non-performance or improper performance was caused by Force Majeure. Force Majeure shall mean the events, which neither Party can foresee or prevent, including: fire, explosions (except those resulting from the violation of safety rules), natural calamities, wars, embargoes, strikes, insurrections and riots.
11.1 Стороны не несут ответственности за неисполнение или ненадлежащее исполнение обязательств по настоящему Договору, если надлежащее исполнение оказалось невозможным вследствие Непреодолимой Силы. Под Непреодолимой Силой понимаются обстоятельства, которые Стороны не могут предвидеть или предотвратить, в том числе: пожары, взрывы (за исключением случаев нарушения техники безопасности), природные катастрофы, войны, эмбарго, забастовки, восстания и мятежи.

11.2 The Party affected by a Force Majeure event shall advise the other Party of the occurrence and cessation of the Force Majeure event within ten (10) days from the occurrence and the cessation respectively. If a Party fails to dispatch such a notification or has dispatched it too late, it shall have no right to refer to Force Majeure as excuse.
11.2 Сторона, находящаяся под влиянием обстоятельств Непреодолимой Силы, обязана в десятидневный срок с момента возникновения или прекращения обстоятельств Непреодолимой Силы уведомить другую Сторону соответственно о возникновении или прекращении таких обстоятельств. Сторона, не направившая в срок уведомление, не имеет права ссылаться на обстоятельства Непреодолимой Силы в обоснование ненадлежащего исполнения своих обязательств.

11.3 The burden of proving that the occurrence of a Force Majeure event impaired the ability of a Party to perform its obligations under this Contract shall be with the Party claiming to be affected by such an event.
11.3 Сторона, не исполнившая или ненадлежащим образом исполнившая свои обязательства по настоящему Договору вследствие Непреодолимой Силы, обязана доказать, что ненадлежащее исполнение явилось следствием наступления обстоятельств Непреодолимой Силы.

11.4 If any such Force Majeure event has affected	11.4 Если вследствие Непреодолимой силы

the ability of either Party to perform its obligations within the term set by this Contract, the set term shall be extended by a period equal to that during which such event and its effects remain in force.
надлежащее исполнение обязательств обеими Сторонами в срок установленный настоящим Договором невозможно, действие Договора продлевается на срок, в течение которого существуют обстоятельства Непреодолимой Силы и их последствия.

ARTICLE 12 SEVERABILITY	СТАТЬЯ 12 ДЕЛИМОСТЬ СТАТЕЙ ДОГОВОРА

12.1 If any provision of this Contract is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this Contract, and this Contract will be construed as if the invalid, illegal or unenforceable provision had never been contained herein unless the deletion of the provision would result in such material change to cause the completion of the Contract herein to be unreasonable or contravening the law of the Russian Federation.
12.1 В случае недействительности, незаконности или отсутствие исковой силы одного из положений настоящего Договора, недействительность, незаконность или отсутствие исковой силы не окажет воздействия на действительность, законность и наличие исковой силы других положений настоящего Договора; в таком случае настоящий Договор должен толковаться, таким образом, как если бы такое недействительное, незаконное или не имеющее исковой силы положение отсутствовало в Договоре изначально, за исключением, когда удаление такого положения приведет к изменениям, ввиду которых дальнейшее исполнение настоящего Договора будет являться неразумным или противоречащим законодательству Российской Федерации.

ARTICLE 13 ADDRESSES AND BANKING DETAILS OF THE PARTIES	СТАТЬЯ 13 АДРЕСА И БАНКОВСКИЕ РЕКВИЗИТЫ СТОРОН

13.1 Veraz Networks Ltd.:	13.1 “Вераз Нетворкс Лимитед”:
30 Hasivim Street	Хасивим 30,
Petah Tikva	Петах Тиква
Israel	Израиль

Bank details:	Банковские реквизиты:
Bank Hapoalim Branch 600	Отделение Банка Хаполиам 600
50 Rothschild Boulevard	Бульвар Ротсчилд 50
Tel-Aviv, Israel	Тель-Авив, Израиль

Account No. 699455	Счет № - 699455
SWIFT - POALILIT	СВИФТ - POALILIT

13.2 LLC ECI Telecom 2005:	13.2 “ООО ЕСИ Телеком 2005”:
INN 7705669675	ИНН 7705669675
115184, Moscow, Bolshaya Tatarskaya, 29	115184, г. Москва, ул. Большая Татарская, д. 29

Bank details:	Банковские реквизиты:
“BNP PARIBAS” ZAO	ЗАО “БНП ПАРИБА”

SWIFT BNPARUMM	SWIFT BNPARUMM
bank’s code (BIK) 044525185	код банка (БИК) 044525185
USD a/c 40702840800000276002	счет в долл. США 40702840800000276002
Bank address: Bolshoy Gnezdnekovsky pereulok, 1, Building 2, 125009 Moscow, Russia	Адрес банка: Большой Гнездниковский переулок, 1, Здание 2. 125009 Москва, Россия

Correspondent a/c for USD:	Банк-корреспондент по долл. США:
Account # 10348500163	счет # 10348500163
with BNP PARIBAS U.S.A. — NEW YORK	в BNP PARIBAS U.S.A. — NEW YORK
BRANCH, NEW YORK, USA,	BRANCH, NEW YORK, USA,
SWIFT ID- BNPAUS3N	SWIFT ID- BNPAUS3N

ARTICLE 14 MISCELLANEOUS	СТАТЬЯ 14 ПРОЧИЕ УСЛОВИЯ

14.1 This Contract is the Contract referred to in Appendices and Assignments, which are an integral part of this Contract.	14.1 Настоящий Договор представляет собой Договор, на который сделаны ссылки в Приложениях и Заданиях, и которые являются неотъемлемой частью настоящего Договора.

14.2 Headings to Articles are for information and convenience only and shall not form part of the operative provisions of, and shall be ignored in construing, this Contract.	14.2 Оглавление статей осуществлено только для целей информации и удобства и не должно рассматриваться, как нормоустонавливающие и должно быть проигнорировано для целей толкования настоящего Договора.

14.3 References to Articles are, unless otherwise specified, references to Articles of this Contract.	14.3 Ссылки на Статьи являются ссылками на Статьи, если не предусмотрено иначе в тексте настоящего Договора.

14.4 This Contract shall be governed by and construed in accordance with substantive law of the Russian Federation.	14.4 Настоящий Договор составлен, регулируется и подлежит толкованию в соответствии с материальным правом Российской Федерации.

14.5 The present Contract is made in 2 (two) copies, in Russian and in English, each copy having equal legal force. In case of a conflict between Russian and English versions, the English shall prevail.
14.5 Настоящий Договор составлен в 2 (двух) экземплярах на английском и русском языках. В случае расхождений в русском и английском текстах следует придерживаться английского текста.

ARTICLE 15 SIGNATURES OF THE PARTIES	СТАТЬЯ 15 ПОДПИСИ СТОРОН

Client	Заказчик:
LLC ECI Telecom 2005	ООО «ЕСИ Телеком 2005»

/s/ Amos Lahat General Director	/s/ Амос Лахат Генеральный директор
Amos Lahat	Амос Лахат

Contractor:	Подрядчик:
Veraz Networks Ltd	“Вераз Нетворкс Лимитед”

/s/ Israel Zoar	/s/ Израель Зоар

Israel Zoar	Израель Зоар
General Director	Генеральный директор